Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in the foregoing Registration Statement on Form S-1/A of our audit report dated April 29, 2008, relating to the December 31, 2007 and 2006 financial statements of GMS Capital Corp. and our reviewed financial statements for the three month period ended March 31, 2008 and 2007, six month period ended June 30, 2008 and 2007 and nine month period ended September 30, 2008 and 2007 dated June 9, 2008, August 11, 2008 and October 28, 2008 respectively.

/s/ KBL, LLP
KBL, LLP New York, NY November 17, 2008